                                                                     EXHIBIT 4.4


                              THE BANC CORPORATION

                            15,000 CAPITAL SECURITIES



                            10.60% CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000.00 PER CAPITAL SECURITY)

                               PLACEMENT AGREEMENT

                              --------------------


                                                                 August 31, 2000


First Tennessee Capital Markets
845 Crossover Lane, Suite 150
Memphis, Tennessee  38117

Keefe, Bruyette & Woods, Inc.
7020 S. County Line Road
Burr Ridge, Illinois  60521

Ladies and Gentlemen:

         The Banc Corporation, a Delaware corporation (the "Company"), and its financing subsidiary, TBC Capital Statutory Trust II, a Connecticut statutory trust (the "Trust," and hereinafter together with the Company, the "Offerors"), hereby confirm their agreement with you as placement agents (the "Placement Agents"), as follows:

SECTION 1.        ISSUANCE AND SALE OF SECURITIES.

         1.1. INTRODUCTION. The Offerors propose to issue and sell at the Closing (as defined in Section 2.3.1 hereof) 15,000 of the Trust's 10.60% Capital Securities, with a liquidation amount of $1,000.00 per capital security (the "Capital Securities"), to Preferred Term Securities, Ltd., a company with limited liability established under the laws of the Cayman Islands (the "Purchaser") pursuant to the terms of a Subscription Agreement entered into, or to be entered into on or prior to the Closing Date, between the Offerors and the Purchaser (the "Subscription Agreement"), the form of which is attached hereto as Exhibit A and incorporated herein by this reference.

         1.2. OPERATIVE AGREEMENTS. The Capital Securities shall be fully and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment (the "Guarantee") pursuant and subject to the Guarantee Agreement (the "Guarantee Agreement"), to be dated as of the Closing Date and executed and delivered by the Company and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Guarantee Trustee"), for the benefit from time to time of the holders of the Capital Securities. The entire proceeds from the sale by the Trust to the holders of the Capital Securities shall be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and shall be used by the Trust to purchase $15,464,000 in principal amount of the 10.60% Junior Subordinated Deferrable Interest Debentures (the "Debt Securities") of the Company. The Capital Securities and the Common Securities for the Trust shall be issued pursuant to an Amended and Restated Declaration of Trust among State Street Bank and Trust Company of Connecticut, National Association, as institutional trustee, the Administrators named therein, and the Company, to be dated as of the Closing Date and in substantially the form heretofore delivered to the Placement Agents (the "Trust Agreement"). The Debt Securities shall be issued pursuant to an Indenture, to be dated as of the Closing Date, between the Company and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Indenture"). The documents identified in this Section 1.2 are referred to herein as the "Operative Documents."

         1.3. RIGHTS OF PURCHASER. The Capital Securities shall be offered and sold by the Trust directly to the Purchaser without registration of any of the Capital Securities, the Debt Securities or the Guarantee under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act and other applicable securities laws. The Company agrees that the Purchaser shall be and hereby is entitled to the benefit of, and to rely upon, the provisions of this Agreement which are incorporated by reference into the Subscription Agreement. The Offerors and the Placement Agents have entered into this Agreement to set forth their understanding as to their relationship and their respective rights, duties and obligations.

         1.4. LEGENDS. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Capital Securities and Debt Securities certificates shall each contain a legend as required pursuant to any of the Operative Documents.

SECTION 2.        PURCHASE OF CAPITAL SECURITIES.

         2.1. EXCLUSIVE RIGHTS; PURCHASE PRICE. From the date hereof until the Closing Date (which date may be extended by mutual agreement of the Offerors and the Placement Agents), the Offerors hereby grant to the Placement Agents the exclusive right to arrange for the sale of the Capital Securities to the Purchaser at a purchase price of $1,000.00 per Capital Security.

         2.2. SUBSCRIPTION AGREEMENT. The Offerors hereby agree to evidence their acceptance of the subscription by countersigning a copy of the Subscription Agreement and returning the same to the Placement Agents.

         2.3.     CLOSING AND DELIVERY OF PAYMENT.

                  2.3.1. CLOSING; CLOSING DATE. The sale and purchase of the Capital Securities by the Offerors to the Purchaser shall take place at a closing (the "Closing") at the offices of Lewis, Rice & Fingersh, L.C., at 10:00 a.m. (Eastern Time) on September 7, 2000, or such other business day as may be agreed upon by the Offerors and the Placement Agents (the "Closing Date"); provided, however, that in no event shall the Closing Date occur later than September 7, 2000 unless consented to by the Purchaser. Payment by the Purchaser shall be payable in the manner set forth in the Subscription Agreement and shall be made prior to or on the Closing Date.

                  2.3.2. DELIVERY. The certificates for the Capital Securities shall be in definitive form, registered in the name of the Purchaser and in the aggregate amount of the Capital Securities purchased by the Purchaser.

                  2.3.3. TRANSFER AGENT. The Offerors shall deposit the certificate representing the Capital Securities with the institutional trustee or other appropriate party prior to the Closing Date.


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         2.4.     PLACEMENT AGENTS' FEES AND EXPENSES.

                  2.4.1. PLACEMENT AGENTS' COMPENSATION. Because the proceeds from the sale of the Capital Securities shall be used to purchase the Debt Securities from the Company, the Company shall pay an aggregate of $30.00 for each $1,000 of principal amount of Debt Securities sold to the Trust (excluding the Debt Securities related to the Common Securities purchased by the Company). Fifteen and No/100 Dollars ($15.00) for each One Thousand and No/100 Dollars ($1,000.00) of principal amount of Debt Securities shall be payable to First Tennessee Capital Markets and Fifteen and No/100 Dollars ($15.00) for each One Thousand and No/100 Dollars ($1,000.00) of principal amount of Debt Securities shall be payable to Keefe, Bruyette & Woods, Inc. Such amount shall be delivered to the Trustee or such other person designated by the Placement Agents on the Closing Date and shall be allocated between and paid to the respective Placement Agents as directed by the Placement Agents.

                  2.4.2. COSTS AND EXPENSES. Whether or not this Agreement is terminated or the sale of the Capital Securities is consummated, the Company hereby covenants and agrees that it shall pay or cause to be paid (directly or by reimbursement) all reasonable costs and expenses incident to the performance of the obligations of the Offerors under this Agreement, including all fees, expenses and disbursements of the counsel and accountants for the Offerors; the reasonable costs and charges of any trustee, transfer agent or registrar and the fees and disbursements of counsel to any trustee, transfer agent or registrar attributable to the Debt Securities and the Capital Securities; all reasonable expenses incident to the execution and delivery of the Trust Agreement, the Indenture, and the Guarantee; and all other reasonable costs and expenses incident to the performance of the obligations of the Company hereunder and under the Trust Agreement.

                  2.5. FAILURE TO CLOSE. If any of the conditions to the Closing specified in this Agreement shall not have been fulfilled to the satisfaction of the Placement Agents or if the Closing shall not have occurred on or before 10:00 a.m. (Eastern Time) on September 7, 2000, then each party hereto, notwithstanding anything to the contrary in this Agreement, shall be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure; provided, however, that the obligations of the parties under Sections 2.4.2 and 9 hereof shall not be so relieved and shall continue in full force and effect.

SECTION 3. CLOSING CONDITIONS. The obligations of the Purchaser and the Placement Agents on the Closing Date shall be subject to the accuracy, at and as of the Closing Date, of the representations and warranties of the Offerors contained in this Agreement, to the accuracy, at and as of the Closing Date, of the statements of the Offerors made in any certificates pursuant to this Agreement, to the performance by the Offerors of their respective obligations under this Agreement, to compliance, at and as of the Closing Date, by the Offerors with their respective agreements herein contained, and to the following further conditions:

                  3.1. OPINIONS OF COUNSEL. On the Closing Date, the Placement Agents shall have received the following favorable opinions, each dated as of the Closing Date: (a) from Haskell Slaughter & Young, L.L.C., counsel for the Offerors and addressed to the Purchaser and the Placement Agents as to the matters set forth on Exhibit B-1 attached hereto and incorporated herein by this reference, (b) from Bingham Dana LLP, special Connecticut counsel to the Offerors and addressed to the Purchaser, the Placement Agents and the Offerors, as to the matters set forth on Exhibit B-2 attached hereto and incorporated herein by this reference and (c) from Lewis, Rice & Fingersh, L.C., special tax counsel to the Offerors, and addressed to the Offerors, as to the matters set forth on Exhibit B-3 attached hereto and incorporated herein by this reference (collectively, the "Offerors' Counsel Opinions"). In rendering the Offerors' Counsel Opinions, counsel to the Offerors may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Offerors (copies of which shall be


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delivered to the Placement Agents and the Purchaser) and by government officials, and upon such other documents as counsel to the Offerors may, in their reasonable opinion, deem appropriate as a basis for the Offerors' Counsel Opinions. Counsel to the Offerors may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Offerors' counsel is not admitted to practice in the State of New York, the opinion of Offerors' counsel may assume, for purposes of the opinion, that the laws of the State of New York are identical, in all respects material to the opinion, to the internal laws of the state in which such several counsel are admitted to practice, as the same relates to the opinions to be rendered by such general counsel as set forth on Exhibit B-1.

         3.2. OFFICERS' CERTIFICATE. At the Closing Date, the Purchaser and the Placement Agents shall have received certificates from the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, stating that (i) the representations and warranties of the Offerors set forth in Section 5 hereof are true and correct as of the Closing Date and that the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, (ii) since the date of this Agreement the Offerors have not incurred any liability or obligation, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, which is material to the Offerors, and (iii) covering such other matters as the Placement Agents may reasonably request.

         3.3. TRUSTEES CERTIFICATE. At the Closing Date, the Purchaser and the Placement Agents shall have received a certificate of one or more Administrators of the Trust, dated as of the Closing Date, stating that the representations and warranties of the Trust set forth in Section 5 hereof are true and correct as of the Closing Date and that the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

         3.4. PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL INVESTMENT. The purchase of and payment for the Capital Securities (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject the Purchaser or the Placement Agents to any penalty or, in the reasonable judgment of the Purchaser and the Placement Agents, other onerous condition under or pursuant to any applicable law or governmental regulation, and (c) shall be permitted by the laws and regulations of the jurisdictions to which the Purchaser is subject.

         3.5. CONSENTS AND PERMITS. The Company and the Trust shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the Trust is a party or to which it is subject, in connection with the transactions contemplated by this Agreement.

         3.6. SALE OF THE NOTES. The Purchaser shall have sold securities issued by the Purchaser in such an amount such that the net proceeds of such sale shall be available on the Closing Date and shall be in an amount sufficient to purchase the Capital Securities.

         3.7. INFORMATION. Prior to or on the Closing Date, the Offerors shall have furnished to the Placement Agents such further information, certificates, opinions and documents addressed to the Purchaser and the Placement Agents, which the Placement Agents may reasonably request, including, without limitation, a complete set of the Operative Documents or any other documents or certificates required by this Section 3; and all proceedings taken by the Offerors in connection with the issuance, offer and sale of the Capital Securities as herein contemplated shall be satisfactory in form and substance to the Placement Agents.


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         If any condition specified in this Section 3 shall not have been fulfilled when and as required in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Placement Agents, this Agreement may be terminated by the Placement Agents by notice to the Offerors at any time at or prior to the Closing Date. Notice of such termination shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

SECTION 4.        CONDITIONS TO THE OFFERORS' OBLIGATIONS.

         The obligations of the Offerors to sell the Capital Securities to the Purchaser and consummate the transactions contemplated by this Agreement shall be subject to the following conditions:

         4.1. EXECUTED AGREEMENT. The Offerors shall have received from the Placement Agents an executed copy of this Agreement.

         4.2. FULFILLMENT OF OTHER OBLIGATIONS. The Placement Agents shall have fulfilled all of their other obligations and duties required to be fulfilled under this Agreement prior to or at the Closing.

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE OFFERORS.

         The Offerors jointly and severally represent and warrant to the Placement Agents and the Purchaser as follows:

         5.1.     SECURITIES LAW MATTERS.

                  (A) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Capital Securities, the Guarantee and the Debt Securities or any other securities to be issued or which may be issued by the Purchaser (collectively, the "Securities") under the Securities Act.

                  (B) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf (other than the Placement Agents) has (i) offered for sale or solicited offers to purchase the Securities, (ii) engaged or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities, or (iii) engaged in any form of offering, solicitation or advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities or any other securities to be issued or which may be issued by the Purchaser.

                  (C) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (D) Neither the Company nor the Trust is an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act") without regard to Section 3(c) of the Investment Company Act.

                  (E) Neither the Company nor the Trust has paid or agreed to pay to any person or entity (other than the Placement Agents) any compensation for soliciting another to purchase any of the Securities.


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         5.2.     ORGANIZATION, STANDING AND QUALIFICATION OF THE TRUST. The
Trust has been duly created and is validly existing in good standing as a statutory trust under the Connecticut Statutory Trust Act (the "Statutory Trust Act") with the power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Trust. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will, under current law, be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

         5.3. THE TRUST AGREEMENT. The Trust Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and the Administrators of the Trust, and, assuming due authorization, execution and delivery by State Street Bank and Trust Company of Connecticut, National Association Company of Connecticut, National Association as institutional trustee, will be a valid and binding obligation of the Company and such Administrators, enforceable against them in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other laws relating to or affecting creditors' rights generally, and (b) to general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) ("Bankruptcy and Equity"). Each of the Administrators of the Trust is an employee of the Company or a financial institution subsidiary of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

         5.4. THE GUARANTEE AGREEMENT AND THE INDENTURE. Each of the Guarantee and the Indenture has been duly authorized by the Company and, on the Closing Date will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee, and by the Indenture Trustee, in the case of the Indenture, will be a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to Bankruptcy and Equity.

         5.5. THE CAPITAL SECURITIES AND COMMON SECURITIES. The Capital Securities and the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor on the Closing Date to the Purchaser, in the case of the Capital Securities, and to the Company, in the case of the Common Securities, will be validly issued and represent undivided beneficial interests in the assets of the Trust. None of the Capital Securities or the Common Securities is subject to preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance.

         5.6. THE DEBT SECURITIES. The Debt Securities have been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture, and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor by the Trust, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to Bankruptcy and Equity.

         5.7. POWER AND AUTHORITY. This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes the valid and binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to Bankruptcy and Equity.


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         5.8.     NO DEFAULTS. The Trust is not in violation of the Trust
Agreement or, to its knowledge, any provision of the Statutory Trust Act. The execution, delivery and performance by the Company or the Trust of the Operative Documents to which it is a party, and the consummation of the transactions contemplated herein or therein, will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or other encumbrance upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note lease or other instrument to which the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is subject, except for a conflict, breach, default, lien, charge or encumbrance which could not reasonably be expected to have an adverse effect on the consummation of the transactions contemplated herein or therein, nor will such action result in any violation of the Trust Agreement or the Statutory Trust Act or require the consent, approval, authorization or order of any court or governmental agency or body.

         5.9. ORGANIZATION, STANDING AND QUALIFICATION OF THE COMPANY The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with all requisite corporate power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a materially adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect").

         5.10. SUBSIDIARIES OF THE COMPANY. Each of the Company's subsidiaries that are material to its business (the "Significant Subsidiaries") listed in Exhibit C attached hereto and incorporated herein by this reference has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification except where the failure of such Significant Subsidiaries to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

         5.11. PERMITS. The Company and each of its Significant Subsidiaries have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted, except such authorizations, approvals, orders, licenses, certificates and permits which, if not obtained and maintained, would have a Material Adverse Effect, and neither the Company nor any of the Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorizations, approvals, orders, licenses, certificates or permits which, singly or in the aggregate, if the failure to be so licensed or approved is the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and the Company and its Significant Subsidiaries are in compliance with all applicable laws, rules, regulations and orders and consents, the violation of which would have a Material Adverse Effect.

         5.12. CONFLICTS, AUTHORIZATIONS AND APPROVALS. Except as previously disclosed to the Placement Agents in writing, neither the Company nor any of the Significant Subsidiaries is in violation of its respective charter or by-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which either the Company or any of the Significant Subsidiaries is a party, or by which it or any of them may be bound or to which any


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of the property or assets of the Company or any of the Significant Subsidiaries is subject, the effect of which violation or default in performance or observance would have a Material Adverse Effect.

         5.13. BANK HOLDING COMPANY ACT, FEDERAL RESERVE AND FEDERAL DEPOSIT INSURANCE CORPORATION. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), and the deposit accounts of the Company's subsidiary banks are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or threatened.

         5.14.    FINANCIAL STATEMENTS.

                  (A) Financial Statements. The consolidated balance sheets of the Company and all of its subsidiaries as of December 31, 1999 and 1998 and related consolidated income statements and statements of changes in shareholders' equity for the three (3) years ended December 31, 1999 together with the notes thereto, and the consolidated balance sheets of the Company and all of its subsidiaries as of March 31, 2000 and June 30, 2000, and the related consolidated income statements and statements of changes in shareholders' equity for the three (3) months and six (6) months, respectively, then ended, copies of each of which have been provided to the Placement Agents (together, the "Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the financial position and the results of operations and changes in shareholders' equity of the Company and all of its subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which shall be material). The books and records of the Company and all of its subsidiaries have been, and are being, maintained in all material respect in accordance with generally accepted accounting principles and any other applicable legal and accounting requirements and reflect only actual transactions.

                  (B) FRY-9C. The Company's report on FRY-9C dated June 30, 2000 (the "FRY-9C") provided to you is the most recent available such report and the information therein fairly presents in all material respects the financial position of the Company and all of its subsidiaries.

                  (C) No Material Adverse Change. Since the respective dates of the Financial Statements and the FRY-9C, there has been no material adverse change or development with respect to the financial condition or earnings of the Company and all of its subsidiaries, taken as a whole.

         5.15. REGULATORY ENFORCEMENT MATTERS. Except as previously disclosed to the Placement Agents in writing, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been since January 1, 1997, a recipient of any supervisory letter from, or since January 1, 1997, has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of its business or that in any material manner relates to their capital adequacy, their credit policies, its management or its business (each, a "Regulatory Agreement"), nor has the Company or any of its subsidiaries been advised since January 1, 1997, by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no material unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of banks or bank holding companies, or


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engaged in the insurance of bank deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its Significant Subsidiaries.

         5.16. NO MATERIAL CHANGE. Except as previously disclosed to the Placement Agents in writing, since December 31, 1999, there has been no material adverse change or development with respect to the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Offerors on a consolidated basis.

         5.17. NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding hearing, charge, complaint, claim or demand against the Company or its subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the Financial Statements, (ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its subsidiaries since the date of the most recent balance sheet included in the Financial Statements, and (iii) as may be specifically disclosed in writing to the Placement Agents.

         5.18. LITIGATION. Except as previously disclosed to the Placement Agents in writing, no charge, investigation, action, suit or proceeding is pending or, to the knowledge of the Offerors, threatened, against or affecting the Offerors or any of their respective properties before or by any courts or any regulatory, administrative or governmental official, commission, board, agency or other authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could have a material adverse effect on the consummation of this Agreement or the transactions contemplated herein or the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Offerors on a consolidated basis.

         5.19. DEFERRAL OF INTEREST PAYMENTS ON DEBT SECURITIES. The Company has no present intention to exercise its option to defer payments of interest on the Debt Securities as provided in the Indenture. The Company believes that the likelihood that it would exercise its right to defer payments of interest on the Debt Securities as provided in the Indenture at any time during which the Debt Securities are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock and on the Company's ability to make any payments of principal, interest or premium on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with or junior in interest to the Debt Securities.

SECTION 6.        REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENTS.

         Each Placement Agent represents and warrants to the Offerors as to itself (but not as to the other Placement Agent) as follows:

         6.1.     ORGANIZATION, STANDING AND QUALIFICATION.

                  (A) First Tennessee Capital Markets is a division of First Tennessee Bank, N.A., a national banking association duly organized, validly existing and in good standing under the laws of the United States, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. First Tennessee Capital Markets is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of First Tennessee Capital Markets.

                  (B) Keefe, Bruyette & Woods, Inc. is a corporation, validly existing and in good standing under the laws of the State of New York, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. Keefe, Bruyette & Woods, Inc. is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of Keefe, Bruyette & Woods, Inc.

         6.2. POWER AND AUTHORITY. The Placement Agent has all requisite power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and constitutes the legal, valid and binding agreement of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

         6.3. GENERAL SOLICITATION. In the case of the offer and sale of the Capital Securities, no form of general solicitation or general advertising was used by the Placement Agent or its representatives including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Placement AgentS nor its representatives have engaged or will engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Capital Securities.

         6.4. PURCHASER. The Placement Agent has made such reasonable inquiry as is necessary to a determination that the Purchaser is acquiring the Capital Securities for its own account and that the Purchaser does not intend to distribute the Capital Securities in contravention of the Securities Act or any other applicable securities laws and that the Purchaser is not a "U.S. person" as that term is defined under Rule 902 of the Securities Act.

         6.5. QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS. The Placement Agent has not offered or sold and will not arrange for the offer or sale of the Capital Securities except (i) in an offshore transaction complying with Rule 903 of Regulation S under the Securities Act or (ii) to those the Placement Agent reasonably believes are "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act) or (iii) in any other manner that does not require registration of the Capital Securities under the Securities Act and that in connection with each such sale, the Placement Agent has taken or will take reasonable steps to ensure that the purchaser of any Capital Securities is aware that such sale is being made in reliance on Rule 144A.

SECTION 7. COVENANTS OF THE OFFERORS.The Offerors covenant and agree with the Placement Agents and the Purchasers as follows:

         7.1. COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. During the period from the date of this Agreement to the Closing Date, the Offerors shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 5 hereof to be true as of Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

         7.2. SALE OF OTHER SECURITIES. The Offerors and their affiliates shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Capital Securities in a manner that would require the registration under the Securities Act of the Capital Securities, the Debt Securities or the Guarantee.

         7.3. USE OF PROCEEDS. The Trust shall use the proceeds from the sale of the Capital Securities to purchase the Debt Securities from the Company.

         7.4. INVESTMENT COMPANY. The Offerors shall not engage, or permit any subsidiary to engage, in any activity which would cause it or any subsidiary to be an "investment company" under the provisions of the Investment Company Act.

         7.5. REIMBURSEMENT OF EXPENSES. If the sale of the Capital Securities provided for herein is not consummated because any condition set forth in Section 3 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a breach by the Placement Agents, the Company shall reimburse the Placement Agents upon demand for all of their pro rata share of out-of-pocket expenses (including reasonable fees and disbursements of counsel) in an amount not to exceed $50,000 that shall have been incurred by them in connection with the proposed purchase and sale of the Capital Securities. Notwithstanding the foregoing, the Company shall have no obligation to reimburse the Placement Agents for their out-of-pocket expenses if the sale of the Capital Securities fails to occur because the condition set forth in Section 3.6 is not satisfied or because either of the Placement Agents fails to fulfill a condition set forth in Section 4.

         7.6. DIRECTED SELLING EFFORTS. The Offerors will not, nor will either of them permit any of their Affiliates to, nor will either of them permit any person acting on its or their behalf to (other than the Placement Agents), engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

         7.7. REGISTRATION OF THE SECURITIES UNDER THE SECURITIES ACT. The Offerors will not, nor will either of them permit any of their Affiliates, nor will either of them permit any person acting on its or their behalf (other than the Placement Agents), to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

         7.8. GENERAL SOLICITATION OR GENERAL ADVERTISING. The Offerors will not, nor will either of them permit any of their Affiliates, nor will either of them permit any person acting on its or their behalf (other than the Placement Agent), to, engage in any form of solicitation or advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

         7.9. COMPLIANCE WITH RULE 144A(D)(4) UNDER THE SECURITIES ACT. So long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Offerors will, during any period in which they are not subject to and in compliance with
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Offerors are not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities. The information provided by the Offerors pursuant to this Section 7.9 hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         7.10. QUARTERLY REPORTS. The Offerors within fifty (50) days of the end of each calendar year quarter and within one hundred (100) days of the end of each calendar year shall submit to the Placement Agents the following financial data:

                  (A) ratio of "Tier 1 Capital" to risk weighted assets, and the ratio of double leverage;

                  (B) ratio of non-performing assets to loans and other real estate owned, ratio of reserves to non-performing loans, and ratio of net charge-offs to loans;

                  (C) return on assets, net interest margin, and efficiency ratio; and

                  (D) ratio of loans to assets, ratio of loans to deposits, total assets, and net income.

SECTION 8.        COVENANTS OF THE PLACEMENT AGENTS.

         The Placement Agents covenant and agree with the Offerors that, during the period from the date of this Agreement to the Closing Date, the Placement Agents shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 6 hereof to be true as of Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

SECTION 9.        INDEMNIFICATION.

         9.1. INDEMNIFICATION OBLIGATION. The Offerors shall jointly and severally indemnify and hold harmless the Placement Agents and the Purchaser and each person that controls either of the Placement Agents or the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and agents, employees, officers and directors or any such controlling person of either of the Placement Agents or the Purchaser (each such indemnified party, an "Indemnified Party") from and against any and all losses, claims, damages, judgments, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Offerors), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of, or are based upon, or relate to, in whole or in part, (a) any untrue statement or alleged untrue statement of a material fact contained in any information (whether written or oral) or documents furnished or made available to the Placement Agents or the Purchaser by the Offerors, or (b) any omission or alleged omission to state in any information (whether written or oral) or documents furnished or made available to the Placement Agents or the Purchaser by the Offerors a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Indemnified Party for any legal and other expenses as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action described in this Section
9.1. In addition to their other obligations under this Section 9, the Offerors hereby agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of, or based upon, or related to the matters described above in this Section 9.1, they shall reimburse each Indemnified Party on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Indemnified Party shall promptly return such amounts to the Offerors together with interest, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by First Tennessee Bank, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Indemnified Party within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request.

         9.2. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by an Indemnified Party under this Section 9 of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Offerors under this Section 9, notify the Offerors in writing of the commencement thereof; but the omission to so notify the Offerors shall not relieve them from any liability which the Offerors may have to any Indemnified Party. In case any such action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from the Offerors, the Offerors shall be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the Offerors and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Offerors and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Offerors, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party. Upon receipt of notice from the Offerors to such Indemnified Party of their election to so assume the defense of such action and approval by the Indemnified Party of counsel, the Offerors shall not be liable to such Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso in the preceding sentence (it being understood, however, that the Offerors shall not be liable for the expenses of more than one separate counsel representing the Indemnified Parties who are parties to such action), or (ii) the Offerors shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the Offerors.

         9.3.     CONTRIBUTION. If the indemnification provided for in this
Section 9 is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an Indemnified Party under Section
9.1 in respect of any losses, claims, damages, liabilities or expenses referred to herein or therein, then the Offerors shall contribute to the amount paid or payable by such Indemnified Party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors and the Placement Agents from the offering of such Capital Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors and the Placement Agents in connection with the statements or omissions or inaccuracies in the representations and warranties herein or other breaches which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Offerors and the Placement Agents shall be deemed to be in the same proportion, in the case of the Offerors, as the total price paid to the Offerors for the Capital Securities sold by the Offerors to the Purchaser (net of the compensation paid to the Placement Agents hereunder, but before deducting expenses), and in the case of the Placement Agents, as the compensation received by them, bears to the total of such amounts paid to the Offerors and received by the Placement Agents as compensation. The relative fault of the Offerors and the Placement Agents shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission of a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Offerors or the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9.2 with respect to notice of commencement of any action shall apply if a claim for contribution is made under this Section 9.3; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9.2 for purposes of indemnification. The Offerors and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 9.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section
9.3. The amount paid or payable by an Indemnified Party, as a result of the losses, claims, damages, liabilities or expenses referred to in this Section 9.3 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party, in connection with investigating or defending any such action or claim. In no event shall the liability of the Placement Agents hereunder be greater in amount than the dollar amount of the compensation (net of payment of all expenses) received by the Placement Agents upon the sale of the Capital Securities giving rise to such obligation. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

         9.4. ADDITIONAL REMEDIES. The indemnity and contribution agreements contained in this Section 9 are in addition to any liability that the Offerors may otherwise have to any Indemnified Party.

         9.5. ADDITIONAL INDEMNIFICATION. The Company shall indemnify and hold harmless the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Section 9.1 hereof.

SECTION 10.       RIGHTS AND RESPONSIBILITIES OF PLACEMENT AGENTS.

         10.1. RELIANCE. In performing their duties under this Agreement, the Placement Agents shall be entitled to rely upon any notice, signature or writing which they shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Placement Agents may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees to either the Placement Agents or the Purchaser.

         10.2. RIGHTS OF PLACEMENT AGENTS. In connection with the performance of their duties under this Agreement, the Placement Agents shall not be liable for any error of judgment or any action taken or omitted to be taken unless the Placement Agents were grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Placement Agents to expend or risk their own funds or otherwise incur any financial liability on behalf of the Purchaser in connection with the performance of any of their duties hereunder. The Placement Agents shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement.

SECTION 11.       MISCELLANEOUS.

         11.1. NOTICES. Prior to the Closing, and thereafter with respect to matters pertaining to this Agreement only, all notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or overnight air courier guaranteeing next day delivery:

         if to the Placement Agents, to:

                    First Tennessee Capital Markets
                    845 Crossover Lane, Suite 150
                    Memphis, Tennessee  38117
                    Telecopier: (901) 435-4706
                    Telephone:  (800) 456-5460
                    Attention:  James D. Wingett

                               and

                    Keefe, Bruyette & Woods, Inc.
                    Two World Trade Center
                    New York, New York  10048
                    Telecopier: (212) 323-8404
                    Telephone:  (800) 966-1559
                    Attention:  Mitch Kleinman, Esq.

         with a copy to:

                    Lewis, Rice & Fingersh, L.C.
                    500 North Broadway, Suite 2000
                    St. Louis, Missouri  63102
                    Telecopier: (314) 241-6056
                    Telephone:  (314) 444-7600
                    Attn:  Thomas C. Erb, Esq.

                               and

                    Brown & Wood LLP
                    One World Trade Center
                    New York, New York  10048
                    Telecopier: (212) 839-5599
                    Telephone:  (212) 839-5300
                    Attention:  Renwick Martin, Esq.

         if to the Offerors, to:

                    The Banc Corporation
                    17 N. 20th Street
                    Birmingham, AL 35203
                    Telecopier: 205-327-3479
                    Telephone:  205-327-3502
                    Attn:  James A. Taylor, Jr.

         with a copy to:

                    Haskell Slaughter & Young, L.L.C.
                    1200 AmSouth/Harbert Plaza
                    1901 Sixth Avenue North
                    Birmingham, AL 35203
                    Telecopier: 205-324-1133
                    Telephone:  205-251-1000
                    Attn:  F. Hampton McFadden, Jr.

         All such notices and communications shall be deemed to have been duly given (i) at the time delivered by hand, if personally delivered, (ii) five business days after being deposited in the mail, postage prepaid, if mailed,
(iii) when answered back, if telexed, (iv) the next business day after being telecopied, or (v) the next business day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery. From and after the Closing, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Placement Agents, the Company, and their respective counsel, may change their respective notice addresses from time to time by written notice to all of the foregoing persons.

         11.2. PARTIES IN INTEREST, SUCCESSORS AND ASSIGNS. This Agreement is made solely for the benefit of the Placement Agents, the Purchaser and the Offerors and any person controlling the Placement Agents, the Purchaser or the Offerors and their respective successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         11.3. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         11.4. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         11.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAWS PERTAINING TO CONFLICTS OF LAWS) OF THE STATE OF NEW YORK.

         11.6. ENTIRE AGREEMENT. This Agreement, together with the other Operative Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the other Operative Documents, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         11.7. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Placement Agents' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

         11.8. SURVIVAL. The Placement Agents and the Offerors, respectively, agree that the representations, warranties and agreements made by each of them in this Agreement and in any certificate or other instrument delivered pursuant hereto shall remain in full force and effect and shall survive the delivery of, and payment for, the Capital Securities.


                      [signatures appear on the next page]

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance of this Agreement and deliver such counterpart to the Offerors whereupon this Agreement will become binding between us in accordance with its terms.

                                    Very truly yours,

                                    THE BANC CORPORATION



                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


                                    TBC CAPITAL STATUTORY TRUST II



                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title: Administrator


FIRST TENNESSEE CAPITAL MARKETS,
A DIVISION OF FIRST TENNESSEE BANK, N.A.,
AS A PLACEMENT AGENT



By:
   ---------------------------------------------
Name:
     -------------------------------------------
Title:
      ------------------------------------------


KEEFE, BRUYETTE & WOODS, INC.
A NEW YORK CORPORATION, AS A PLACEMENT AGENT



By:
   ---------------------------------------------
Name:
     -------------------------------------------
Title:
      ------------------------------------------

                                    EXHIBIT A


                         FORM OF SUBSCRIPTION AGREEMENT


                                  See attached

                                EXHIBIT B-1

                     OPINION MATTERS OF COUNSEL TO OFFERORS


         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the BHC Act. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects. To the best of such counsel's knowledge, all outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable except to the extent such shares may be deemed assessable under 12 U.S.C. Section 1831o.

         2. The issuance, sale and delivery of the Capital Securities and Debt Securities in accordance with the terms and conditions of the Agreement, the Subscription Agreement and the Operative Documents have been duly authorized by all necessary actions of the Offerors. All of the Capital Securities have been duly and validly authorized and, when delivered in accordance with the Agreement and the Subscription Agreement, will be duly and validly issued, fully paid and nonassessable, and will conform to the description thereof in the Trust Agreement. There are no preemptive or other rights to subscribe for or to purchase any shares of capital stock or equity securities of the Offerors or the Subsidiaries pursuant to the corporate articles of incorporation or charter, by-laws or other governing documents (including without limitation, the Trust Agreement) of the Offerors or the Subsidiaries, or, to the best of such counsel's knowledge, any agreement or other instrument to which either Offeror or any of the Subsidiaries is a party or by which either Offeror or any of the Subsidiaries may be bound.

         3. The Offerors have all requisite corporate and trust power to enter into and perform their obligations under the Agreement and the Subscription Agreement, and the Agreement and the Subscription Agreement have been duly and validly authorized, executed and delivered by the Offerors and constitute the legal, valid and binding obligations of the Offerors enforceable in accordance with their terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally, and except as the indemnification and contribution provisions thereof may be limited under applicable laws and certain remedies may not be available in the case of a non-material breach.

         4. Each of the Indenture, the Trust Agreement and the Guarantee Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity.

         5. The Debt Securities have been duly authorized, executed and delivered by the Company, are entitled to the benefits of the Indenture and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity.

         6. To the best of such counsel's knowledge, neither the Offerors nor Subsidiaries is in breach or violation of, or default under, with or without notice or lapse of time or both, its corporate charter, by-laws or other governing documents (including without limitation, the Trust Agreement). The execution, delivery and performance of the Agreement and the Subscription Agreement and the consummation of the transactions contemplated by the Agreement, the Subscription Agreement and the


                                     B-1-1

Trust Agreement do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Offerors or the Subsidiaries or the Capital Securities pursuant to, or constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the articles of incorporation or charter, by-laws or other governing documents (including without limitation, the Trust Agreement) of the Offerors or the Subsidiaries, or to the best of such counsel's knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Offerors or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to such counsel having jurisdiction over the Offerors or the Subsidiaries or any of their respective properties which, in each case, is material to the Offerors and the Subsidiaries on a consolidated basis.

         7. Except for filings, registrations or qualifications that may be required by securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under [state of domicile and incorporation of Company] in connection with the transactions contemplated by the Agreement in connection with the offer and sale of the Capital Securities as contemplated by the Agreement.

         8. To the best of such counsel's knowledge (i) no action, suit or proceeding at law or in equity is pending or threatened to which the Offerors or the Subsidiaries is or may be a party, and (ii) no action, suit or proceeding is pending or threatened against or affecting the Offerors or the Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the Agreement or the issuance and sale of the Capital Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Offerors and the Subsidiaries on a consolidated basis.

         9. It is not necessary in connection with the offering, sale and delivery of the Capital Securities, the Debt Securities and the Guarantee Agreement (or the Guarantee) to register the same under the Securities Act under the circumstances contemplated in the Agreement and the Subscription Agreement.

         10. Neither the Company nor the Trust is an "investment company" or an entity "controlled" by an "investment company", in each case within the meaning of the Investment Company Act of 1940, as amended.


                                     B-1-2

                                   EXHIBIT B-2

                       CONNECTICUT COUNSEL OPINION MATTERS


         1. The Trust has been duly formed and is validly existing as a statutory trust under the Connecticut Statutory Trust Act and, under the Trust Agreement and the Connecticut Statutory Trust Act, has the requisite trust power and authority to execute and deliver and to perform its obligations under, the Operative Documents.

         2. Assuming that the Trust will not be taxable as a corporation for federal income tax purposes, but, rather will be classified for such purposes as a grantor trust, the Trust will not be subject to any tax, fee or other government charge under the laws of the State of Connecticut or any political subdivision thereof.

         3. The Trust Agreement is a valid and binding agreement of the Company, the Institutional Trustee and the Administrators, and is enforceable against each of the parties, in accordance with its terms.

         4. Under the Trust Agreement and the Connecticut Statutory Trust Act, the execution and delivery of the Placement Agreement by an Administrator of the Trust and the performance by the Trust of its obligations thereunder, have been authorized by all requisite trust action on the part of the Trust.

         5. The Trust Securities have been duly authorized by the Trust, and when issued and sold in accordance with the Trust Agreement, the Trust Securities will be, subject to the qualifications set forth in paragraph (5) below, fully paid and nonassessable beneficial interests in the assets of the Trust and entitled to the benefits of the Trust Agreement.

         6. Holders of Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation on personal liability extended to shareholders of private, for-profit corporations organized under the laws of the State of Connecticut. Such opinion may note that the holders of Capital Securities may be obligated to make payments as set forth in the Trust Agreement.

         7. The issuance and sale by the Trust of the Trust Securities, the execution, delivery and performance by the Trust of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not violate
(a) the Trust Agreement, (b) any applicable Connecticut law, rule or regulation governing the Trust or (c) to such counsel's knowledge, any judgment or order of any court or other tribunal applicable or binding on the Trust.

         Such opinion may state that it is limited to the laws of the State of Connecticut and that the opinion expressed in paragraph 3 above is subject to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution, and
(iv) such other exceptions, qualifications and assumptions as deemed necessary by Bingham Dana in their sole discretion.


                                     B-2-1

                                   EXHIBIT B-3

                       SPECIAL TAX COUNSEL OPINION MATTERS


         1. The Trust will be characterized for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

         2. The Debt Securities will constitute indebtedness of the Company for United States federal income tax purposes.



                                     B-3-1

                                    EXHIBIT C


                              COMPANY SUBSIDIARIES


                                    The Bank